UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2015

Resource Real Estate Opportunity REIT II, Inc.

(Exact name of registrant as specified in its charter)

Commission file number 000-55430

Maryland	80-0854717
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1845 Walnut Street, 18th Floor, Philadelphia, PA 19103

(Address of principal executive offices) (Zip code)

(215) 231-7050

(Registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the following obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information in this Report set forth under Item 2.03 regarding the financing arrangements into which Resource Real Estate Opportunity REIT II, Inc. (the “Company”) entered is incorporated herein by reference.

Item 2.03. Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of Registrant.

On July 28, 2015, the Company, through a wholly owned subsidiary, entered into a five-year secured mortgage loan with Bank of America, N.A., an unaffiliated lender, for borrowings of approximately $32.0 million secured by Farrington Lakes (the “Farrington Mortgage Loan”). The Farrington Mortgage Loan matures on July 28, 2020. The Company may extend the maturity date for two additional one year periods upon the payment of an extension fee equal to 0.15% of the outstanding principal balance at the time of each extension. The Farrington Mortgage Loan bears interest at a floating rate of 30-day LIBOR plus 1.7%. Monthly payments are initially interest only. Beginning on August 10, 2017, monthly payments will also include repayments of principal in the amount of approximately $34,800 per month. Any remaining principal balance and all accrued and unpaid interest and fees will be due at maturity. The Company may prepay the Farrington Mortgage Loan in full at any time and in part from time to time.

The borrowing subsidiary’s obligations with respect to the Farrington Mortgage Loan are guaranteed by the Company, pursuant to the terms of a guaranty dated as of July 28, 2015 (the “Guaranty”). The Farrington Mortgage Loan and the Guaranty contain, among others, the following restrictive covenants:

•	A minimum tangible net worth of $100.0 million; and

•	Minimum unencumbered liquid assets with an aggregate market value of $5.0 million.

The Company is currently in compliance with all such covenants. Although the Company expects to remain in compliance with these covenants for the duration of the term of the Farrington Mortgage Loan, depending upon future operating performance, capital raising success, property and financing transactions and general economic conditions, the Company cannot assure you that it will continue to be in compliance.

In connection with the Farrington Mortgage Loan, the Company entered into an interest rate swap agreement (the “Interest Rate Swap”) to effectively fix the interest rate on the Farrington Mortgage Loan at 3.57%. The Interest Rate Swap is effective July 28, 2015 and matures on July 28, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESOURCE REAL ESTATE OPPORTUNITY REIT II, INC.

Dated: August 3, 2015	By:	/s/ Alan F. Feldman
Alan F. Feldman
Chief Executive Officer
(Principal Executive Officer)